As filed with the Securities and Exchange Commission on May 14, 2001
                                              Registration No. 333-______
===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.

             (Exact name of registrant as specified in its charter)

            Delaware                                   No. 51-0374596
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

                             901 Market Street
                                 Suite 475
                         Wilmington, Delaware 19801
                                (302) 777-1608

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ----------------

            Industri-Matematik International Corp. 1998 Stock Option Plan Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan
     Industri-Matematik International Corp. Transferable Stock Option Plan
                           (Full title of the plans)

                              ----------------

                           Marvin S. Robinson, Esq.
                       Tannenbaum Dubin & Robinson, LLP
                          1140 Avenue of the Americas
                           New York, New York 10036
                                (212) 302-2900
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                              ----------------


                        CALCULATION OF REGISTRATION FEE
===========================================================================
                                         Proposed   Proposed
                                         Maximum    Maximum
Title of Each                Amount      Offering   Aggregate  Amount of
Class of Securities          to be       Price Per  Offering   Registration
to be Registered             Registered  Share      Price      Fee
---------------------------------------------------------------------------
Industri-Matematik International
 Corp. 1998 Stock Option Plan

Common Stock (par value $0.01)  1,000,000    $1.10(1)   $1,100,000 $220.00
---------------------------------------------------------------------------
Industri-Matematik International
 Corp.  1997 Employee Stock Purchase Plan

Common Stock (par value $0.01)    600,000    $1.10(1)   $  660,000 $132.00
---------------------------------------------------------------------------


Industri-Matematik International
 Corp. Transferable Stock Option Plan

Common Stock (par value $0.01)    500,000    $1.10(1)   $  550,000 $110.00

---------------------------------------------------------------------------

TOTAL:                          2,100,000                          $462.00
===========================================================================

(1) The price of $1.10 per share, which is the price of the Common Stock of Industri-Matematik International Corp. ("Company") based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on May 7, 2001, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

                                EXPLANATORY NOTE

  This Registration Statement which has been prepared in accordance with the requirements of Form S-8, relates to the Company's Common Stock offered pursuant to the Company's 1998 Stock Option Plan, 1997 Employee Stock Purchase Plan, and Transferable Stock Option Plan.

  The 1,000,000 shares registered hereunder to be offered pursuant to the 1998 Stock Option Plan are additional shares authorized to be issued pursuant to that plan by the Company's Board of Directors on August 14, 2000, and by the Company's stockholders on October 11, 2000. The 3,000,000 shares originally authorized under the 1998 Stock Option Plan were registered pursuant to Registration Statement No. 333-81905 filed on June 30, 1999.

  The 600,000 shares registered hereunder to be offered pursuant to the 1997 Employee Stock Purchase Plan are additional shares authorized to be issued pursuant to that plan by the Company?s Board of Directors on May 25, 2000, and by the Company's stockholders on October 11, 2000. The 600,000 shares originally authorized under the 1997 Employee Stock Purchase Plan were registered pursuant to Registration Statement No. 333-25407 filed on April 18, 1997, and an additional 600,000 shares authorized under the 1997 Employee Stock Purchase Plan were registered pursuant to Registration Statement No. 333-81905 filed on June 30, 1999.

  The 500,000 shares registered hereunder to be offered pursuant to the Transferable Stock Option Plan were authorized to be issued pursuant to that plan by the Company's Board of Directors on August 14, 2000, and by the Company's stockholders on October 11, 2000. No shares to be issued pursuant to the Transferable Stock Option Plan have been registered previously.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission ("Commission") are incorporated by reference in this Registration Statement:

     (a) The Company?s Annual Report on Form 10-K for the fiscal year ended April 30, 2000;

     (b) The Company?s Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2000, October 31, 2000, and January 31, 2001;

     (c) The description of securities to be registered contained in the Company's Registration Statement on Form 8-A, filed on September 13, 1996; and

     (d) All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Counsel to the Company, Tannenbaum Dubin & Robinson, LLP, 1140 Avenue of the Americas, New York, New York 10036, has rendered an opinion to the effect that the Common Stock offered hereby, when issued in accordance with the Company?s 1998 Stock Option Plan, 1997 Employee Stock Purchase Plan, or Transferable Stock Option Plan, will be legally and validly issued, fully paid, and non-assessable. As of May 7, 2001, Marvin S. Robinson, the Secretary of the Company and a member of Tannenbaum Dubin & Robinson, LLP, and Lincoln W. Briggs and Alan I. Brown, both members of Tannenbaum Dubin & Robinson, LLP, owned in the aggregate 13,800 shares of the Company?s Common Stock having a market value, as of such date, of $15,180.



Item 5.  Interest of Named Experts and Counsel

     Not applicable.


Item 6.  Indemnification of Directors and Officers

(a) Section 145 of the Delaware General Corporation Law ("GCL") gives Delaware corporations the power to indemnify each of their present and former officers or directors under certain circumstances, if such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the corporation.

(b) The Amended and Restated Certificate of Incorporation of the Company contains provisions that eliminate the personal liability of each director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for breaches of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit.

(c) The Amended and Restated Certificate of Incorporation of the Company contains provisions to the general effect that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any threatened, pending, or contemplated legal proceedings to which he may be made a party or with which he may become involved by reason of being or having been an officer or director of the Company or of any other organization at the request of the Company. Indemnification is available only if it is determined to be proper by the majority of disinterested directors who constitute a quorum, by the stockholders, or by independent legal counsel in a written opinion. In order to be entitled to indemnification, the indemnified person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the Company, indemnification is precluded if such person has been adjudged to be liable, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which the action was brought shall determine that indemnification is proper.

   The Company also has the power to obtain insurance indemnifying officers and directors of the Company against any liability which it deems appropriate, whether or not the Company would otherwise have the power to indemnify such officer or director pursuant to its Amended and Restated Certificate of Incorporation. In this regard, the Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties and also insurance covering the Company against indemnification payments to its directors and officers for certain liabilities.

Item 7.  Exemption From Registration Claimed

Not applicable.



Item 8.  Exhibits

         Exhibit No.      Description of Exhibit
         ---------------- ----------------------------------------------
         Exhibit 4.1      Form of Amended and Restated Certificate of
                          Incorporation of the Company (filed as Exhibit
                          3.2 to the Company's Registration Statement on
                          Form S-1, File No. 333-5495, and incorporated herein by reference).
         Exhibit 4.2      Amended and Restated By-Laws of the Company
                          (filed as Exhibit 3 to the Company's
                          Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1999, and incorporated herein by reference).
         Exhibit 4.3     Specimen certificate representing the Common Stock
                          of the Company (filed as Exhibit 4.1
                          to the Company's Registration Statement on Form S-1, File No. 333-5495, and incorporated herein by reference).
         Exhibit 4.4      Industri-Matematik International Corp. 1998 Stock
                          Option Plan (filed as Exhibit 4.4 to the
                          Company's Registration Statement on Form S-8,
                          File No. 333-81905, and incorporated herein by reference).
         Exhibit 4.5      Industri-Matematik International Corp. 1997
                          Employee Stock Purchase Plan, as amended
                          (filed as Exhibit 4.5 to the Company's
                          Registration Statement on Form S-8,
                          File No. 333-81905, and incorporated herein by reference).
         Exhibit 4.6    Industri-Matematik International Corp. Transferable
                          Stock Option Plan.
         Exhibit 5.1      Opinion of Tannenbaum Dubin & Robinson, LLP
         Exhibit 23.1     Consent of Tannenbaum Dubin & Robinson, LLP
                          (contained in Exhibit 5.1).
         Exhibit 23.2     Consent of Ohrlings PricewaterhouseCoopers AB.
         Exhibit 24.1     Power of Attorney (included as part of the
                          signature page to this Registration Statement).

Item 9.  Undertakings

     (a) The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company, in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Industri-Matematik International Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 14th day of May, 2001.

                                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.

                                     By: /s/ STIG G. DURLOW
                                             ------------------------------
                                             Stig G. Durlow
                                             President and Chief Executive
                                             Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Industri-Matematik International Corp., hereby severally constitute and appoint Stig G. Durlow, Karl Asp, and Marvin S. Robinson our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Industri-Matematik International Corp. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                        Date
----------                              -----                        ----

/s/ STIG G. DURLOW           Director, President and Chief     May 14, 2001
-----------------------      Executive Officer (Principal
    Stig. G. Durlow          Executive Officer)


/s/ JEFFREY A. HARRIS        Director                          May 14, 2001
-----------------------
    Jeffrey A. Harris


/s/ WILLIAM H. JANEWAY       Director                          May 14, 2001
-----------------------
    William H. Janeway


/s/ MARTIN LEIMDORFER        Director                          May 14, 2001
-----------------------
    Martin Leimdorfer


/s/ KARL ASP                 Treasurer and Chief Financial     May 14, 2001
-----------------------      Officer (Principal Financial
    Karl Asp                 and Accounting Officer)

/s/ GEOFFREY W. SQUIRE       Director                          May 14, 2001
-----------------------
    Geoffrey W. Squire



                                 Exhibit Index
                                 -------------

                                                         Sequential
Exhibit                                                   Numbered
Number                   Description                        Page
- -------                -----------                        ----
 4.1     Form of Amended and Restated
         Certificate of Incorporation of the
         Company (filed as Exhibit 3.2 to the
         Company's Registration Statement on
         Form S-1, File No. 333-5495, and
         incorporated herein by reference).
 4.2     Form of Amended and Restated By-Laws of
         the Company (filed as Exhibit 3 to
         the Company's Quarterly Report on Form
         10-Q for the fiscal quarter ended January 31, 1999, and incorporated herein by reference)
 4.3     Specimen certificate representing the
         Common Stock of the Company (filed
         as Exhibit 4.1 to the Company's
         Registration Statement on Form S-1,
         File No. 333-5495, and incorporated
         herein by reference).
 4.4     Industri-Matematik International
         Corp. 1998 Stock Option Plan (filed
         as Exhibit 4.4 to the Company's
         Registration Statement on Form S-3,
         File No. 333-81905, and incorporated
         herein by reference).
 4.5     Industri-Matematik International Corp.
         1997 Employee Stock Purchase Plan, as amended
         (filed as Exhibit 4.5 to the Company's
         Registration Statement on Form S-3,
         File No. 333-81905, and incorporated
         herein by reference).
 4.6     Industri-Matematik International Corp.
         Transferable Stock Option Plan.
 5.1     Opinion of Tannenbaum Dubin &
         Robinson, LLP
 23.1    Consent of Tannenbaum Dubin &
         Robinson, LLP(contained in Exhibit
         5.1).
 23.2    Consent of Ohrlings PricewaterhouseCoopers AB
 24.1    Power of Attorney (included as part of
         the signature page to this Registration
         Statement).